Exhibit (j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement of DWS International Fund, Inc. (formerly Scudder International Fund, Inc.) on Form N-1A ("Registration Statement") of our report dated October 26, 2006 relating to the financial statements and financial highlights which appears in the August 31, 2006 Annual Report to Shareholders of DWS International Fund (formerly Scudder International Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement of DWS International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated October 25, 2006 relating to the financial statements and financial highlights which appears in the August 31, 2006 Annual Report to Shareholders of DWS International Value Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 29, 2006